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                                                                   EXHIBIT 99.1

                         INVESTMENT ADVISORY AGREEMENT

     AGREEMENT made as of January 2, 1996 between The Paragon Portfolio, a Massachusetts business trust (herein called the "Trust"), and Banc One Investment Advisors Corporation, an Ohio Corporation with its principal office in Westerville, Ohio (herein called the "Investment Adviser").

     WHEREAS, the Trust is registered as an open-end, diversified, management investment company under the Investment Company Act of 1940, as amended ("1940 Act"); and

     WHEREAS, the Trust desires to retain the investment Adviser to furnish investment advisory and related services to the series of the Trust identified in Schedule A hereto (the "Portfolios") and the Investment Adviser represents that it is willing and possesses legal authority to so furnish such services;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

     l.  Appointment.  The Trust hereby appoints the Investment Adviser to act
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as investment adviser to the Portfolios for the period and on the terms set forth in this Agreement. The Investment Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

     2.  Delivery of Documents.  The Trust has furnished the Investment Adviser
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with copies properly certified or authenticated of each of the following documents:

     (a) the Trust's Declaration of Trust, as filed with the Secretary of State of the Commonwealth of Massachusetts on October 2, 1989, and all amendments thereto or restatements thereof (such Declaration, as presently in effect and as it shall from time to time be amended or restated, is herein called the "Declaration of Trust");

     (b)  the Trust's By-Laws and amendments thereto;

     (c) resolutions of the Trust's Board of Trustees authorizing the appointment of the Investment Adviser and approving this Agreement;

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     (d)  the Trust's original Notification of Registration on Form N-8A under the 1940 Act as filed with the Securities and Exchange Commission, and all amendments thereto;

     (e) the Trust's current Registration Statement on Form N-lA under the Securities Act of 1933, as amended ("1933 Act"), and under the 1940 Act, as filed with the Securities and Exchange Commission; and

     (f) the Portfolios' most recent prospectus and Statement of Additional Information (such prospectus and Statement of Additional Information, as presently in effect, and all amendments and supplements thereto are herein collectively called the "Prospectus").

     The Trust will furnish promptly the Investment Adviser with copies of all amendments of or supplements to the foregoing documents.

     3.  Management.  Subject to the supervision of the Trust's Board of
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Trustees, the Investment Adviser will provide or cause to be provided a continuous investment program for each Portfolio, including investment research and management with respect to all securities and investments and cash equivalents in said Portfolios. The Investment Adviser will determine or cause to be determined from time to time what securities and other investments will be purchased, retained or sold by the Trust with respect to the Portfolios and will place or cause to be placed orders for purchase and sale on behalf of the Trust with respect to the Portfolios. The Investment Adviser will provide the services under this Agreement in accordance with each Portfolio's investment objective, policies and restrictions as stated in the Prospectus and resolutions of the Trust's Board of Trustees. The Investment Adviser further agrees that it:

     (a) will use the same skill and care in providing such services as it uses in providing services to fiduciary accounts for which it has investment responsibilities;

     (b) will comply in all material respects with all applicable Rules and Regulations of the Securities and Exchange Commission and in addition will conduct its activities under this Agreement in accordance with any applicable regulations pertaining to the investment advisory activities of the Investment Adviser;

     (c) will not make loans to any person to purchase or carry shares of beneficial interest of the Trust or make loans to the Trust;

     (d) will place or cause to be placed orders pursuant to its investment determinations for the Trust either directly with the issuer or with any broker or dealer. In regard to such orders placed with brokers and dealers, the Investment Adviser or any sub-investment adviser employed by the Investment Adviser will attempt to obtain prompt execution of orders in an effective manner at the most favorable price. Consistent with this obligation, when the execution and price offered by two or more brokers or dealers

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are comparable, the Investment Adviser or any sub-investment adviser employed by the Investment Adviser may, in its discretion, purchase and sell portfolio securities to and from brokers and dealers who provide the Investment Adviser or any such sub-investment adviser with research advice and other services. In no instance will portfolio securities be purchased from or sold to The One Group Services Company, the Investment Adviser or any sub-investment adviser employed by the Investment Adviser, or any affiliated person of either the Trust, The One Group Services Company, the Investment Adviser or any sub-investment adviser employed by the Investment Adviser;

     (e) will treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and prior, present or potential interest holders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Investment Adviser may be exposed to civil or criminal contempt proceedings for failure to comply when requested to divulge such information by duly constituted authorities, or when so requested by the Trust; and

     (f) will maintain its policy and practice of conducting its fiduciary functions independently. In making investment recommendations for the Trust, the Investment Adviser's personnel will not inquire or take into consideration whether the issuers of securities proposed for purchase or sale for the Trust's account are customers of the Investment Adviser or of its parent or its subsidiaries or affiliates. In dealing with such customers, the Investment Adviser and its parent, subsidiaries, and affiliates will not inquire or take into consideration whether securities of those customers are held by the Trust.

     4.  Use of Sub-Investment Adviser.  The Investment Adviser may, subject to
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the approvals required under the 1940 Act, employ a sub-investment adviser to assist the Investment Adviser in the performance of its duties under this Agreement. Such use does not relieve the Investment Adviser of any duty or liability it would otherwise have under this Agreement. Compensation of the sub-Investment Adviser for services provided and expenses assumed under any agreement between the Investment Adviser and the sub-Investment Adviser permitted under this paragraph is the sole responsibility of the Investment Adviser.

     5.  Services Not Exclusive.  The investment management services furnished
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by the Investment Adviser hereunder are not to be deemed exclusive.  Except to the extent necessary to perform the Investment Adviser's obligations under this Agreement, nothing herein shall be deemed to limit or restrict the right of the Investment Adviser, or any subsidiary or affiliate of the Investment Adviser, or any employee of the Investment Adviser, to engage in any other business or to devote time and attention to any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other person.

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     6.  Books and Records.  In compliance with the requirements of Rule 31a-3
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under the 1940 Act, the Investment Adviser hereby agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. The Investment Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

     7.  Expenses.  During the term of this Agreement, the Investment Adviser
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will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities (including brokerage commissions, if any) purchased for the Trust. The Trust will be responsible for all of the Trust's expenses and liabilities.

     8.  Compensation.  For the services provided and the expenses assumed
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pursuant to this Agreement, each of the Portfolios will pay the Investment
Adviser and the Investment Adviser will accept as full compensation therefor a fee computed daily and paid monthly in arrears on the first business day of each month at the applicable annual rate set forth on Schedule A hereto. If the fee payable to the Adviser pursuant to this paragraph begins to accrue before the end of any month or if this Agreement terminates before the end of any month, the fee for the period from such date to the end of such month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs. For purposes of calculating fees, the value of the Trust's net assets shall be computed in the manner specified in the Prospectus and the Fund's Declaration of Trust for the computation of the value of the Trust's net assets in connection with the determination of the net asset value of the Trust's shares.

  If in any fiscal year the aggregate expenses of any of the Portfolios (as defined under the securities regulations of any state having jurisdiction over the Fund) exceed the expense limitations of any such state, the Investment Adviser will reimburse the Portfolio for a portion of such excess expenses equal to such excess times the ratio of the fees otherwise payable by the Portfolio to the Investment Adviser hereunder (after giving effect to any waiver of fees agreed to by the Investment Adviser) to the aggregate fees otherwise payable by the Portfolio to the Investment Adviser hereunder (after giving effect to any waiver off fees agreed to by the Investment Adviser) and to Goldman Sachs Asset Management under the Administration Agreement between it and the Fund (after giving effect to any waiver off fees agreed to by Goldman Sachs Asset Management under said Administration Agreement). The obligation of the Investment Adviser to reimburse the Portfolios hereunder is limited in any fiscal year to the amount of its fee hereunder for such fiscal year, provided, however, that notwithstanding the foregoing, the Investment Adviser shall reimburse the Portfolios for such proportion of such excess expenses regardless of the amount of fees paid to it during such fiscal year to the extent that the securities regulations of any state having jurisdiction over the Trust so require. Such expense reimbursement, if any, will be estimated daily and reconciled and paid on a monthly basis.

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     9.  Limitation of Liability.  The Investment Adviser shall not be liable
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for any error of judgment or mistake of law or for any loss suffered by the
Portfolios in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Investment Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

     10.  Duration and Termination.  This Agreement will become effective as to
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a particular Portfolio as of the date first written above, provided that it shall have been approved by vote of a majority of the outstanding voting securities of such Portfolio, in accordance with the requirements under the 1940 Act, and, unless sooner terminated as provided herein, shall continue in effect until December 31, 1997. Thereafter, if not terminated, this Agreement shall continue in effect as to a particular Portfolio for successive periods of twelve months each ending on December 31 of each year, such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Trust's Board of Trustees who are not parties to this Agreement or interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the vote of a majority of the Trust's Board of Trustees or by the vote of a majority of the outstanding voting securities of such Portfolio. Notwithstanding the foregoing, this Agreement may be terminated as to a particular Portfolio at any time on sixty days' written notice, without the payment of any penalty, by the Trust (by vote of the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of such Portfolio) or by the Investment Adviser. This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities", "interested persons" and "assignment" shall have the same meaning of such terms in the 1940 Act.)

     11.  Amendment of this Agreement.  No provision of this Agreement may be
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changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

     12.  Miscellaneous.  The captions in this Agreement are included for
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convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

  If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by the laws of the Commonwealth of Massachusetts.

  The names "Paragon Portfolio" and "Trustees of Paragon Portfolio" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated as of October 2, 1989 to which reference is hereby

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made and a copy of which is on file at the office of the Secretary of the
Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "The Paragon Portfolio" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, Shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series of Shares of the Trust must look solely to the assets of the Trust belonging to such series for the enforcement of any claims against the Trust.

  IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


                                            PARAGON PORTFOLIO


Seal                                        By:    Marcia Beck
                                                   President



                                            BANC ONE INVESTMENT ADVISORS
                                            CORPORATION


                                            By:    Mark A. Beeson
                                                   CFO



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                                   SCHEDULE A
                                     TO THE
                     INVESTMENT ADVISORY AGREEMENT BETWEEN
                               PARAGON PORTFOLIO
                                      AND
                    BANC ONE INVESTMENT ADVISORS CORPORATION
                             DATED JANUARY 1, 1996



  NAME OF FUND                                     COMPENSATION
  ------------                                     ------------

Paragon Treasury Money Market Fund      Annual rate of twenty one-hundredths of
                                        Paragon Treasury Money Market Fund's
                                        average daily assets

Paragon Short Term Government Fund      Annual rate of fifty one-hundredths of
                                        Paragon Short Term Government Fund's
                                        average daily assets

Paragon Intermediate Term Bond Fund     Annual rate of fifty one-hundredths of
                                        Paragon Intermediate Term Bond Fund's
                                        average daily assets

Paragon Value Equity Income Fund        Annual rate of sixty-five one-hundredths
                                        of Paragon Value Equity Income Fund's
                                        average daily assets

Paragon Louisiana Tax-Free Fund         Annual rate of fifty one-hundredths of
                                        Paragon Louisiana Tax-Free Fund's
                                        average daily assets

Paragon Value Growth Fund               Annual rate of sixty-five one-hundredths
                                        of Paragon Value Growth Fund's average
                                        daily assets

Paragon Gulf South Fund                 Annual rate of sixty-five one-hundredths
                                        of Paragon Gulf South Fund's average
                                        daily assets

Paragon Power Intermediate-Term         Annual rate of fifty one-hundredths of
                                        Bond PortfolioParagon Power
                                        Intermediate-Term Bond Portfolio's
                                        average daily assets


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Paragon Power Value Growth Portfolio    Annual rate of sixty-five one-
                                        hundredths of Paragon Power Value
                                        Growth Portfolio's average daily assets

Paragon Power Value Equity              Annual rate of sixty-five one-
Income Portfolio                        hundredths of Paragon Power Value
                                        Equity Income Portfolio's average daily
                                        assets

Paragon Power Gulf South                Annual rate of sixty-five one-
Growth Portfolio                        hundredths of Paragon Power Gulf South
                                        Growth Portfolio's average daily assets


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